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               [LETTERHEAD OF DELOITTE & TOUCHE LLP]

Members of the Board of Directors:

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bay View Capital Corporation (the "Company") of our report dated January 24, 1997 (June 2, 1997 as to paragraphs 3, 4 and 5 of Note 24)
appearing in the Annual Report on Form 10-K/A of Bay View Capital
Corporation
for the year ended December 31, 1996.






/s/ DELOITTE & TOUCHE LLP
San Francisco, California
September __, 1997